SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  March 5, 1996


                           HOMETOWN BANCORPORATION, INC.
              (Exact name of registrant as specified in its charter)


       Delaware                        0-16272              06-1199559
 (State or other jurisdiction       (Commission           (IRS Employer
 of incorporation)                  File No.)         Identification Number)


                  20 West Avenue, Darien, Connecticut 06820
            (Address of principal executive offices and zip code)


      Registrant's telephone number, including area code:  (203) 656-2265


                                   N/A
        (Former name or former address, if changed since last report)
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 ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     (a) On March 5, 1996, Hometown Bancorporation, Inc., a Delaware corporation (the "COMPANY"), notified Price Waterhouse LLP that Price Waterhouse LLP was dismissed as the Company's independent accountants for the fiscal year ending December 31, 1996. The Company noted that Price Waterhouse LLP will complete its audit of the Company's financial statements as of December 31, 1995 and for the year then ended and to provide assistance to the Company in connection with its 1995 tax reporting obligations. The decision to dismiss Price Waterhouse LLP as the Company's independent accountants for the year ending December 31, 1996 was approved by the Board of Directors of the Company upon the recommendation of the Audit Committee of the Board of Directors.

     The reports of Price Waterhouse LLP on the financial statements of the Company for the fiscal years ended December 31, 1995 and 1994 did not contain an adverse opinion or a disclaimer of opinion, and such reports were not, and are not anticipated to be, qualified or modified as to uncertainty, audit scope or accounting principles.

     During the fiscal years ended December 31, 1995 and 1994 and the period from January 1, 1996 through March 5, 1996, there were no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of Price Waterhouse LLP, would have caused Price Waterhouse LLP to make a reference to the subject matter of the disagreement in its report on the financial statements for such years.

     During the fiscal years ended December 31, 1995 and 1994 and the period from January 1, 1996 through March 5, 1996, there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K except as set forth below.

     On August 25, 1995 the Audit Committee of the Company concluded its investigation of accounting errors and irregularities which were initially discovered in July 1995. Based upon the findings of the investigation, the Board of Directors of the Company has concluded that the errors and irregularities resulted from the activities of a former employee who manipulated records and circumvented controls. The results of such actions required the restatement of financial statements for the years ended December 31, 1992 through 1994. In connection with such restatements, Price Waterhouse LLP idendified certain material weaknesses in the Company's internal controls.  The material weaknesses noted related to the lack of segregation of duties by a former officer of the Company and lack of control over the input of entries into the general ledger.  Such matters were summarized and reported to the
 Company's Audit Committee by Price Waterhouse LLP. The Company has authorized Price Waterhouse LLP to respond to any and all inquiries by its succssor accountants concerning the subject matter of such reportable event.
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                                                                            3



     (b) Simultaneously with the dismissal of Price Waterhouse LLP, the Company has retained KPMG Peat Marwick LLP as its independent accountants for the fiscal year ending December 31, 1996.

 ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits.

          16. Letter from Price Waterhouse LLP to the Securities and Exchange Commission, dated March 8, 1996.
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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HOMETOWN BANCORPORATION, INC.


 Date: March 12, 1995              By:/S/  KEVIN E. GAGE
                                      -----------------------------------
                                      Kevin E. Gage
                                      President and Chief Executive Officer
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                             EXHIBIT INDEX

 EXHIBIT NO.             DOCUMENT
-----------              ---------
 16                      Letter from Price Waterhouse LLP to the
                         Securities and Exchange Commission dated
                         March 8, 1996.

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